EXHIBIT 23.3

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 16, 2000, with respect to the financial statements of TRW Sensors and Components included in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-57928) and related Prospectus of Measurement Specialties, Inc. for the registration of 2,200,000 shares of its common stock.



                                              /s/ Ernst & Young LLP


July 31, 2001
Cleveland, Ohio